FOR IMMEDIATE RELEASE	Company Contact
Investors: Jim Zeumer
(404) 978-6434
Email: jim.zeumer@pultegroup.com

PulteGroup Commences Tender Offer For Up To $300 Million Principal Amount
of Its Outstanding 4.250% Senior Notes due 2021

Atlanta, May 16, 2019 --  PulteGroup, Inc. (NYSE: PHM) (the “Company”) announced today that it has commenced a tender offer (the “Tender Offer”) for up to $300 million aggregate principal amount (the “Maximum Tender Amount”) of its 4.250% Senior Notes due 2021 (the “Notes”).
The terms and conditions of the Tender Offer are set forth in an Offer to Purchase (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”), each dated May 16, 2019. The Company intends to fund the Tender Offer with cash on hand.
The following table summarizes the material pricing terms of the Tender Offer:

				Per $1,000 Principal Amount of Notes
Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Maximum Tender Amount	Tender Offer Consideration	Early Tender Premium	Total Consideration
4.250% Senior Notes due 2021	745867AV3	$700,000,000	$300,000,000	$990	$30	$1,020

The Tender Offer will expire at 12:00 Midnight, New York City time, at the end of June 13, 2019 (the “Expiration Time”), unless extended or earlier terminated.  Holders who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on May 30, 2019 (the “Early Tender Time”), and whose Notes are accepted for purchase, will receive, for each $1,000 principal amount of such Notes, the “Total Consideration” of $1,020, which includes an “Early Tender Premium” of $30.00.  Holders who validly tender their Notes after the Early Tender Time will only be eligible to receive the “Tender Offer Consideration,” which is the Total Consideration less the Early Tender Premium.
In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders whose Notes are accepted for purchase will also receive accrued and unpaid interest from the last interest payment date for the Notes to, but not including, the applicable settlement date.  Payment for all Notes validly tendered at or prior to the Early Tender Time and accepted for purchase will be made on the “Early Settlement Date”, which will be promptly after the Early Tender Time and is anticipated to occur on or about May 31, 2019. Payment for all Notes validly tendered after the Early Tender Time and accepted for purchase, if any, will be made promptly after the Expiration Time.

If more than the Maximum Tender Amount of Notes are validly tendered and not validly withdrawn, the Company will accept such Notes for purchase on a pro rata basis up to the Maximum Tender Amount. If, at the Early Tender Time, the aggregate principal amount of Notes validly tendered equals or exceeds the Maximum Tender Amount, the Company does not expect to accept for purchase any Notes validly tendered after the Early Tender Time. If, at the Early Tender Time, the aggregate principal amount of Notes validly tendered is less than the Maximum Tender Amount, the Company expects to accept for purchase all Notes validly tendered at or before the Early Tender Deadline without proration, and, in such instance, only Notes validly tendered after the Early Tender Deadline and at or before the Expiration Time will be subject to possible proration. The Company reserves the right, but is not obligated, to increase the Maximum Tender Amount in its sole discretion.
Tendered Notes may be withdrawn at any time at or prior to, but not after, 5:00 p.m., New York City time, on May 30, 2019, unless extended by the Company except under certain limited circumstances as otherwise required by law.
The consummation of the Tender Offer is not conditioned upon any minimum amount of Notes being tendered, but is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase.
The Company has engaged BofA Merrill Lynch to act as the dealer manager for the Tender Offer.  The Information Agent for the Tender Offer is Global Bondholder Services, Inc. Copies of the Offer to Purchase and related offering materials are available by contacting the Information Agent at (866) 470-4300 (toll-free) or (212) 430-3774.  Questions regarding the Tender Offer should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-3646 (collect).
This press release is not an offer to sell or to purchase or a solicitation to purchase or accept any securities. The Tender Offer is being made solely pursuant to the terms of the Offer to Purchase and the Letter of Transmittal.  The Company may amend, extend or terminate the Tender Offer in its sole discretion.  The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction.
Forward-Looking Statements

This press release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should”, “will” and similar expressions identify forward-looking statements, including statements related to any impairment charge and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the levels of our land spend; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws which could have a greater impact on our effective tax rate or the value of our deferred tax assets than we anticipate; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the Company’s other public filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our businesses. The Company undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in PulteGroup’s expectations.

About PulteGroup
PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in approximately 40 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes and John Wieland Homes and Neighborhoods, the Company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup conducts extensive research to provide homebuyers with innovative solutions and consumer inspired homes and communities to make lives better.

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